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Exhibit 99.1

DRAFT

Contacts:

Karen Breen
Dan Campbell
Investor Relations
303-397-8592
303-397-8634

TELETECH REPORTS THIRD QUARTER 2003 NET INCOME OF $2 MILLION
AND EARNINGS PER SHARE OF 3 CENTS; GENERATES MORE THAN $28 MILLION OF FREE CASH FLOW

        Denver, Colo., November 5, 2003—TeleTech Holdings, Inc. (Nasdaq: TTEC), a global provider of customer solutions, today announced third quarter 2003 results. The company also filed its Report on Form 10-Q with the Securities and Exchange Commission ("SEC") for the third quarter ended September 30, 2003.

        The third quarter included:

  •
  Revenue of $244.9 million, up $4.9 million or 2.1 percent sequentially from $240.0 million in the second quarter 2003 and down $7.0 million or 2.8 percent from $251.9 million in the third quarter 2002.

  •
  Operating margin of 3.7 percent, up sequentially from negative 5.8 percent in the second quarter 2003 and down from 4.3 percent in the third quarter 2002.

  •
  Net income of $2.1 million or $0.03 per diluted share, up from a net loss of $43.7 million or 59 cents per diluted share in the second quarter 2003 and down from net income of $6.2 million or $0.08 per diluted share in the prior year quarter.

  •
  Recording certain charges including a $1.3 million pre-tax, net restructuring charge related primarily to a reduction in workforce of approximately 130 administrative positions and a $3.0 million charge to tax expense to increase the company's deferred tax valuation allowance. Of the above-mentioned charges, $1.9 million are cash related.

  •
  Announcing an expanded multi-year relationship with Blue Shield of California, and new business with Banco Santander in Brazil and BMW in New Zealand.

  •
  Improving capacity utilization in the company's multi-client customer management centers from 61 percent in the second quarter 2003 to 69 percent in the third quarter 2003, a sequential increase of 13 percent.

  •
  Strengthening the company's financial profile by ending the quarter with cash and cash equivalents of $127.0 million, up from $105.0 million in the prior quarter. Total financial debt was $116.8 million at quarter end, placing TeleTech in a net positive cash position.

  •
  Improving accounts receivable collections by reducing days sales outstanding (DSOs) to 53 days, down from 62 days in the previous quarter.

  •
  Generating $28.4 million of free cash flow, calculated as cash flows from operating activities of $39.7 million less capital expenditures of $11.3 million.

  •
  Successfully completing the intercreditor agreement with the company's senior note and revolving credit lenders.

  •
  Commencing a profit improvement plan focused on improved workforce utilization, service delivery standardization and targeted cost saving initiatives to reduce the company's cost structure by $40 million annually. The company has achieved approximately $20 million of the $40 million annualized cost savings goal for 2004.

EXECUTIVE COMMENTARY

        Commenting on the company's results, Kenneth Tuchman, Chairman and Chief Executive Officer said, "We are pleased with our improved financial performance in the third quarter. The sequentially stronger performance was achieved through a combination of higher revenues, improved performance in certain client programs and a relentless focus on our previously announced profit improvement plan. We remain committed to improving profitability and made significant progress this quarter in signing new business, reducing costs and continuing to build a strong pipeline of additional business opportunities."

        "We are encouraged by early signs of a recovery in our business and are seeing increased demand for our services worldwide," said Tuchman. "TeleTech is well positioned as a true global provider of customer solutions given our presence in the Americas, Europe and Asia-Pacific. We continue to invest in building our sales and solutions capabilities to help companies distance themselves from their competition by developing deeper and longer-lasting customer relationships that ultimately drive increased revenue and profitability."

SEC FILINGS

        The company's filings with the SEC are available in the "Investors" section of TeleTech's website, which can be found at www.teletech.com.

CONFERENCE CALL

        TeleTech executive management will host a conference call to discuss third quarter 2003 financial results on Thursday, November 6 at 11:00 a.m. ET. You are invited to join a live webcast of the call by visiting the "Investors" section of the TeleTech website at www.teletech.com. If you are unable to participate during the live webcast, a replay of the call will be available on the TeleTech website through Thursday, November 20, 2003.

ABOUT TELETECH

        TeleTech, a leading provider of integrated customer solutions, partners with global clients to develop and execute relevant solutions that enable them to build and grow profitable relationships with their customers. TeleTech has built a global capability supported by 62 customer management centers that employ more than 31,000 professionals spanning North America, Latin America, Asia-Pacific and Europe. For additional information, visit www.teletech.com.

FORWARD LOOKING STATEMENTS

        All statements not based on historical fact are forward-looking statements that involve substantial risks and uncertainties. In accordance with the Private Securities Litigation Reform Act of 1995, following are important factors that could cause TeleTech's and its subsidiaries' actual results to differ materially from those expressed or implied by such forward-looking statements, including: economic or political changes affecting the countries in which the company operates; greater than anticipated competition in the customer care market, causing increased price competition or loss of clients; the reliance on a few major clients; the risks associated with losing one or more significant client relationships; the renewal of client or vendor relationships on favorable terms; the risks associated with client concentration; the company's ability to develop and successfully manage new technology or Database Marketing and Consulting sales; the company's ability to collect monies owed from clients per contract terms and conditions in a timely manner; higher than anticipated start-up costs associated with new business opportunities and ventures; the company's ability to find cost effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; lower than anticipated customer management center capacity utilization; consumers' concerns or adverse publicity regarding the products of the company's clients; the company's ability to close new business in 2003 and fill excess capacity; execution risks associated with achieving the targeted $40 million in annualized cost savings; the possibility of additional asset impairments and restructuring charges; the ultimate liability associated with the amount of past sales or use tax obligations for its Database Marketing and Consulting and North American Outsourcing segments; changes in workers' compensation and general liability premiums; increases in healthcare costs; risks associated with changes in foreign currency exchange rates; changes in accounting policies and practices pronounced by standard setting bodies; and, new legislation or government regulation that impacts the customer care industry. Readers should review the company's Form 10-K for the year ended December 31, 2002, Forms 10-Q for the first, second and third quarters of 2003 and other documents filed with the Securities and Exchange Commission, which describe in greater detail these and other important factors that may impact the company's business, results of operations, financial condition and cash flows. The company assumes no obligation to update its forward-looking statements to reflect actual results or changes in factors affecting such forward-looking statements.

# # #

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Revenues	$244,926	$251,889	$730,710	$759,605
Operating expenses:
Costs of services	167,817	177,643	517,154	532,082
Selling, general & administrative	51,487	48,967	158,971 (3)	145,463
Depreciation and amortization	15,173	14,561	43,036	43,187
Impairment Loss	—	—	6,955 (4)	—
Restructuring charges, net	1,325 (1)	—	2,478 (5)	5,201	(7)

Total operating expenses	235,802	241,171	728,594	725,933

Operating Income	9,124	10,718	2,116	33,672
Other expense	(2,165)	(1,351)	(9,083)	(6,863)

Income (Loss) Before Income Taxes, Minority Interest and Cumulative Effect of Change in Accounting Principle	6,959	9,367	(6,967)	26,809
Income tax expense	4,409 (2)	3,702	30,865 (6)	10,589

Income (Loss) before Minority Interest and Cumulative Effect of Change in Accounting Principle	2,550	5,665	(37,832)	16,220
Minority Interest	(470)	552	(1,023)	672

Income (Loss) before Cumulative Effect of Change in Accounting Principle	2,080	6,217	(38,855)	16,892
Cumulative Effect of Change in Accounting Principle	—	—	—	(11,541	)(8)

Net Income (Loss)	$2,080	$6,217	$(38,855)	$5,351

Basic Earnings Per Share before Cumulative Effect of Change in Accounting Principle				$0.22

Diluted Earnings Per Share before Cumulative Effect of Change in Accounting Principle				$0.22

Basic Earnings (Loss) Per Share	$0.03	$0.08	$(0.52)	$0.07

Diluted Earnings (Loss) Per Share	$0.03	$0.08	$(0.52)	$0.07

Operating Margin	3.7%	4.3%	0.3%	4.4%
Net Income (Loss) Margin	0.8%	2.5%	(5.3)%	0.7%
Effective Tax Rate	63.4%	39.5%	(443.0)%	39.5%
Weighted Average Shares
Basic	74,169	76,694	74,148	76,928
Diluted	74,673	77,195	74,583	78,329

Notes:

1.
Represents a $1.6 million charge related to a reduction in force, a $0.5 million charge related to facility exit charges in connection with SFAS No. 146, and a ($0.8) million benefit related to revised estimates of restructuring charges from 2002.

2.
Includes a $3.0 million charge for the impairment of deferred tax assets.

3.
Includes a $3.3 million accrual for an estimated sales or use tax liability related to the Database Marketing and Consulting segment.

4.
Represents a $7.0 million charge related to the impairment of fixed assets in connection with SFAS No. 144.

5.
Represents the $1.3 million charge described in Note 1 above, in addition to a $1.0 million charge related to a reduction in force, a $1.0 million charge related to facility exit charges in connection with SFAS No. 146 and a ($0.8) million benefit related to revised estimates of restructuring charges.

6.
Includes $34.9 million in charges for the impairment of deferred tax assets.

7.
Represents $5.2 million of pre-tax charges related to a reduction in force, the closure of customer management centers and the impairment of a property lease.

8.
Represents the adoption of SFAS No. 142 "Accounting for Goodwill and Other Intangibles".

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$126,983	$144,792
Accounts receivable, net	142,143	137,598
Other current assets	36,578	44,841

Total current assets	305,704	327,231
Property and equipment, net	150,176	123,093
Other assets	84,331	90,264

Total assets	$540,211	$540,588

LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities	$128,127	$136,334
Line of credit	39,000	—
Senior notes	75,000	75,000
Other noncurrent liabilities	12,461	9,518
Minority interest	10,819	13,577
Total stockholders' equity	274,804	306,159

Total liabilities and stockholders' equity	$540,211	$540,588

TELETECH HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended September 30,		Three months ended September 30,
	2003	2002	2003	2002
Cash flow from operating activities:
Net income (loss)	$(38,855)	$5,351	$2,080	$6,217
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Cumulative Effect of Change in Accounting Principle	—	11,541	—	—
Depreciation and amortization	43,036	43,187	15,173	14,561
Other	25,775	(2,402)	22,469	18,649

Net cash provided by operating activities	$29,956	$57,677	$39,722	$39,427

Total Capital Expenditures	$69,635 (1)	$29,504	$11,344	$12,672

Free Cash Flow	$(39,679)	$28,173	$28,378	$26,755

Notes:

1.
Total capital expenditures for the nine months ended September 30, 2003 include the purchase of TeleTech's corporate headquarters building for $38.2 million.

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TELETECH REPORTS THIRD QUARTER 2003 NET INCOME OF $2 MILLION AND EARNINGS PER SHARE OF 3 CENTS; GENERATES MORE THAN $28 MILLION OF FREE CASH FLOW